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                                   EXHIBIT 21

                    MARSH SUPERMARKETS, INC. AND SUBSIDIARIES

                         SUBSIDIARIES OF THE REGISTRANT

                                           State of           Name under which Business
          Name as Specified              Incorporation          Done if Different from
             in Charter                 or Organization       Name Specified in Charter
-------------------------------------   ---------------   ---------------------------------
Marsh Drugs, Inc.                          Indiana        Marsh Drugs
Marsh Village Pantries, Inc.               Indiana        Village Pantry
Mundy Realty, Inc.                         Indiana
Mar Properties, Inc.                       Indiana
Marlease, Inc.                             Indiana
Marsh International, Inc.                  Indiana        Marsh International
Temporary Services, Inc.                   Indiana
Limited Holdings, Inc.                     Indiana
Marsh Supermarkets of Illinois, Inc.       Indiana        Marsh Experts in Fresh
Marsh Drugs of Illinois, Inc.              Indiana        Marsh Drugs
North Marion Development Corp.             Indiana
Contract Transport, Inc.                   Indiana
Crystal Food Services, LLC                 Indiana        Crystal Food Services, Primo
                                                             Catering, Capital Vending
LoBill Foods, LLC                          Indiana        LoBill
Contract Transport, LLC                    Indiana
Marsh Supermarkets, LLC                    Indiana        Marsh
Village Pantry, LLC                        Indiana        Village Pantry
Marsh Drugs, LLC                           Indiana        Marsh Drugs
Trademark Holdings, Inc.                   Delaware
Marsh Clearing House, LLC                  Indiana
Crystal Cafe Management Group, LLC         Indiana        Crystal
Crystal Food Management Services, LLC      Indiana
Butterfield Foods, LLC                     Indiana        Butterfield
Floral Fashions, LLC                       Indiana        Floral Fashions
O'Malia Food Markets, LLC                  Indiana        O'Malia Food Markets, Joe O'Malia
                                                          Food Markets
CF Property, LLC                           Indiana
BF Property, LLC                           Indiana
CSD Property, LLC                          Indiana
MD Property, LLC                           Indiana
MS Property, LLC                           Indiana
Pantry Property, LLC                       Indiana
McNamara, LLC                              Indiana
MCN Property, LLC                          Indiana
Floral Property, LLC                       Indiana
LB Property, LLC                           Indiana
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